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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Natural MicroSystems Corporation

   We hereby consent to the inclusion in this Registration Statement on Form S-3 (file No. 333-xxxxx) of our report dated January 24, 2000 relating to the financial statements of Natural MicroSystems Corporation. We also consent to the incorporation by reference in such Registration Statement of our report dated January 24, 2000 relating to the financial statements and financial statement schedule, which appears in Natural MicroSystems Corporation's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to our firm under the caption "Experts" and "Selected Financial Data."

                                         PricewaterhouseCoopers LLP

Boston, MA
January 26, 2000